L.J. (Jim) Blattman                                   Royal Bank of Canada
Senior Manager                                            90 Sparks Street
Technology Banking Group                                   Ottawa, Ontario
K1P 5T6
                                                      Tel:  (613) 564-4898
                                                      Fax:  (613) 564-4527

July 29, 1994


Gandalf Technologies Inc.
130 Colonnade Road South
Nepean, Ontario
K2E 7M4

       AND

Gandalf Canada Ltd.
130 Colonnade Road South
Nepean, Ontario
K2E 7M4

Attention:  Mr. Walter MacDonald
            Vice-President, Finance & CFO
            -----------------------------

 Dear Sirs:

Royal Bank of Canada (the "Bank") refers to a letter agreement dated January 7, 1994 between Gandalf Technologies Inc. ("GTI") and the Bank (the "GTI Agreement") and to a letter agreement also dated January 7, 1994 between Gandalf Canada Ltd. ("GCL") and the Bank (the "GCL Agreement"), collectively referred to herein as the Gandalf Agreements.

The Bank hereby acknowledges notice form GTI of its expected breach of Sections 23(a), 23(b) and 23(c) of the GTI Agreement and Sections 24(a), 24(b) and 24(c) of the GCL Agreement for the fiscal quarter ended July 2, 1994. Specifically, Tangible Net Worth is expected to be $39,500,000, the Current Ratio 1.30, and the ratio of Total Liabilities to Tangible Net Worth 1.20. The Bank hereby waives its rights in respect of such breach for the period July 2, 1994 to November 30, 1994 inclusive provided no further deterioration occurs in any of Sections 23 (a), 23(b) and 23(c) of the GTI Agreement and Sections 24(a), 24(b) and 24(c) of the GCL Agreement as at the fiscal quarter ending October 1, 1994. This waiver is granted only in respect of the aforementioned breach and only for the aforementioned period and is further
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

July 29, 1994

Gandalf Technologies Inc. &
Gandalf Canada Ltd.
- ---------------------------

subject to the following paragraph.

As long as any of the aforementioned sections of the Gandalf Agreements remain in breach, GTI agrees with the Bank as follows:

        a. To provide the Bank with the following information within 15 days of the end of each month:

                i. Internally prepared consolidated financial statements.
                ii. A consolidated summary of bookings, billings and backlog.
                iii. A consolidated cash flow and margin forecast for the following 13 weeks.

        b. To pay to the Bank a risk premium calculated as 1/8 of 1% per month on the aggregate of average outstanding balances under the GCL Agreement and Segment (3) of the GTI Agreement, subject to a monthly minimum payment of US $5,000. The risk premium will be calculated and is payable monthly by the fifth day of each month.

This letter supersedes our tolerance letter dated June 1, 1994.

Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided and returning it to the undersigned no later than August 12, 1994.

Yours truly,

s/L.J. BLATTMAN

        WE ACKNOWLEDGE AND ACCEPT THE TERMS AND CONDITIONS.

    GANDALF TECHNOLOGIES IN.                    GANDALF CANADA LTD.

Per:  s/W.R. MACDONALD, VP FINANCE      Per:  s/W.R. MACDONALD, VP FINANCE
      ----------------------------            -----------------------------

Per:  s/T.A. VASSILIADES,               Per:  s/T.A. VASSILIADES,
      PRESIDENT & CEO                         PRESIDENT & CEO
      ----------------------------            -----------------------------

Date:  August 5, 1994                   Date:  August 5, 1994
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